As filed with the Securities and Exchange Commission on May 23, 2025

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lincoln National Corporation
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation or Organization)	35-1140070 (I.R.S. Employer Identification No.)
150 N. Radnor-Chester Road
Radnor, PA  19087
(Address of Principal Executive Offices) (Zip Code)

Lincoln National Corporation
2020 Incentive Compensation Plan
(Full Title of Plan)

Nancy A. Smith
Senior Vice President and Secretary
Lincoln National Corporation
150 N. Radnor-Chester Road
Radnor, PA  19087
(Name and Address of Agent for Service)

(484) 583-1400
(Telephone Number, including area code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [ ]

EXPLANATORY NOTE
Pursuant to General Instruction E to Form S-8, Lincoln National Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 1,750,000 shares of its common stock, no par value, that may be issued under the Lincoln National Corporation 2020 Incentive Compensation Plan (the “Plan”), following the amendment to the Plan to increase the number of shares issuable under the Plan that was approved by the Registrant’s shareholders on, and became effective as of, May 22, 2025. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-239117, 333-265314, 333-272223 and 333-279694) filed with the Securities and Exchange Commission on June 12, 2020, May 31, 2022, May 26, 2023, and May 24, 2024, respectively, to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents and information previously filed by Lincoln National Corporation (the “Corporation”) with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in the Registration Statement:

•the Corporation’s Annual Report on Form 10-K (File No. 1-6028) for the fiscal year ended December 31, 2024, filed with the Commission on February 21, 2025;

•the Corporation’s Quarterly Report on Form 10-Q (File No. 1-6028) for the quarter ended March 31, 2025, filed with the Commission on May 8, 2025;

•the Corporation’s Current Reports on Form 8-K (file No 1-6028) filed with the Commission on February 4, 2025, March 4, 2025, April 9, 2025, (with respect to Item 3.02 only, and excluding those items not deemed to be filed), May 12, 2025, May 20, 2025 and May 23, 2025; and

•the description of the Corporation’s Common Stock contained in Exhibit 4.38 to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendments or reports filed for the purpose of updating that description.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, each document filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. Exhibits.

No.	Exhibit
4.1	Restated Articles of Incorporation of LNC are incorporated by reference to Exhibit 3.1 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on August 14, 2017.
4.2
Articles of Amendment of the Restated Articles of Incorporation of LNC designating the 9.250% Fixed Rate Reset Non-Cumulative Preferred Stock, Series C, dated November 18, 2022, is incorporated by reference to Exhibit 3.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on November 22, 2022.

4.3
Articles of Amendment of the Restated Articles of Incorporation of LNC designating the 9.000% Non-Cumulative Preferred Stock, Series D, dated November 18, 2022, is incorporated by reference to Exhibit 3.2 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on November 22, 2022.

4.4	Amended and Restated Bylaws of LNC (effective May 22, 2025) are incorporated by reference to Exhibit 3.1 to LNC's Form 8-K (File No. 1-6028) filed with the SEC on May 23, 2025.
4.5*
Lincoln National Corporation 2020 Incentive Compensation Plan, incorporated by reference to Exhibit 4.3 to the Corporation’s Registration Statement on Form S-8 (File No. 333-239117) filed with the Commission on June 12, 2020.

4.6*
Amendment No. 1 to Lincoln National Corporation 2020 Incentive Compensation Plan (effective May 27, 2022), incorporated by reference to Exhibit 4.4 to the Corporation’s Registration Statement on Form S-8 (File No. 333-265314) filed with the Commission on May 31, 2022.

4.7*
Amendment No. 2 to Lincoln National Corporation 2020 Incentive Compensation Plan (effective May 25, 2023), incorporated by reference to Exhibit 10.1 to the Corporation’s Form 8-K (File No. 1-6028) filed with the Commission on May 26, 2023.

4.8*
Amendment No. 3 to Lincoln National Corporation 2020 Incentive Compensation Plan (effective May 23, 2024), incorporated by reference to Exhibit 10.1 to the Corporation’s Form 8-K (File No. 1-6028) filed with the Commission on May 24, 2024.

4.9*	Amendment No. 4 to Lincoln National Corporation 2020 Incentive Compensation Plan (effective May 22, 2025), incorporated by reference to Exhibit 10.1 to the Corporation’s Form 8-K (File No. 1-6028) filed with the Commission on May 23, 2025.
5.1	Opinion of Eric B. Wilmer, Esq., as to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Eric B. Wilmer, Esq. (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature pages of this Registration Statement).
107	Filing Fee Table
* This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on the 23rd day May, 2025.

LINCOLN NATIONAL CORPORATION

By:	/s/ Christopher Neczypor
Christopher Neczypor, Executive Vice
President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby makes, designates, constitutes and appoints Craig T. Beazer, Nancy A. Smith and Claire H. Hanna, and each of them (with full power and authority to act without the other), his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ellen G. Cooper	Chairman, President and Chief Executive Officer	May 23, 2025
Ellen G. Cooper	(Principal Executive Officer)

/s/ Christopher Neczypor	Executive Vice President and Chief Financial Officer	May 23, 2025
Christopher Neczypor	(Principal Financial Officer)

/s/ Adam Cohen	Senior Vice President, Chief Accounting Officer and Treasurer	May 23, 2025
Adam Cohen	(Principal Accounting Officer)

/s/ Deirdre P. Connelly	Director	May 23, 2025
Deirdre P. Connelly

/s/ William H. Cunningham	Director	May 23, 2025
William H. Cunningham

/s/ Reginald E. Davis	Director	May 23, 2025
Reginald E. Davis

/s/ Eric G. Johnson	Director	May 23, 2025
Eric G. Johnson

/s/ Gary C. Kelly	Director	May 23, 2025
Gary C. Kelly

/s/ M. Leanne Lachman	Director	May 23, 2025
M. Leanne Lachman

/s/ Dale LeFebvre	Director	May 23, 2025
Dale LeFebvre

/s/ James Morris	Director	May 23, 2025
James Morris

/s/ Owen Ryan	Director	May 23, 2025
Owen Ryan